Ironclad Selected as a Primary Strategic Partner by Leading North American Distributor.

Farmers Branch, TX – November 11, 2015 – Ironclad Performance Wear Corporation (OTCQB) announced today that a leading North American industrial distributor has selected Ironclad as their primary North American strategic partner for the mechanic/performance glove category. Additionally, Ironclad was also selected as a strategic partner for this industrial company’s impact resistant glove category across North America.

Under this multi-year program, Ironclad will supply products for this international distributor’s Canada, USA, and Mexico operations marketed under both the distributor’s exclusive private label brand and through their national brands program, under the Ironclad and Ironclad EXO brands.

“We are honored with the opportunity to be a strategic partner supplier to this world class organization and to team up with this proven industry leader.” commented Jeff Cordes, President and CEO of Ironclad. “We expect this new program will position this distributor as our largest global customer and continue to extend our presence across North America. We anticipate this expansion of business will have a dramatic and positive impact on the entire Ironclad organization.”

The company has filed an 8-k for further information.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is the brand leader in technical, task-specific, performance work gloves, having created the performance work glove category in 1998. The company continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for numerous industries, including oil & gas exploration, automotive and construction, as well as police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, auto parts stores and sporting goods retailers nationwide, and through authorized distributors in North America, Europe, Australia and Asia.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit www.ironclad.com.

Information about Forward-Looking Statements

This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: the absence of purchasing commitments in our agreement with Granger, fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding customer growth and positive impacts on our company. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

William Aisenberg, CFO

Bill.Aisenberg@ironclad.com

972-996-5664